CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use, in Amendment No. 3 to the Registration Statement on Form SB-2, of our report dated February 17, 2000 except for Note 14 as to which the date is February 22, 2000 relating to the financial statements of ProtoSource Corporation as of December 31, 1999 and for the years ended December 31, 1999 and 1998 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.




                                              /s/ Angell & Deering
                                              --------------------
                                              Angell & Deering
                                              Certified Public
                                              Accountants


Denver, Colorado
January 8, 2001